Exhibit 99.1

VitalStream Announces Preliminary Third Quarter Results;
Reaffirms 2006 Guidance and Sets Preliminary 2007 Outlook

IRVINE, Calif.— October 9, 2006 --VitalStream Holdings, Inc. (NASDAQ:VSTH), a leader in online content delivery and monetization solutions, today announced preliminary results for the third quarter 2006, reaffirmed its revenue guidance for fiscal 2006 and set preliminary targets for 2007.

Preliminary Results for the Third Quarter Ended September 30, 2006:

•	Expects record revenue of $6.9 million to $7.2 million, up approximately 79% - 87% year-over-year and approximately 11% - 16% over the second quarter
•	Projects gross margins to be roughly in line with the second quarter

“VitalStream expects to report record revenue for the third quarter as we began to see the positive impact from initiatives begun early this year to create complementary revenue streams to our core content delivery revenue and to increase international revenue. During the third quarter we recorded contributions from our newly expanded field sales force in both Europe and North America. For the first time we recognized advertising revenue and won new ad-insertion customers including ABC Radio, and we also began reporting European revenues related to the expansion of our European data center,” said Jack Waterman, Chairman and CEO.

Company Comments on MySpace Customer Relationship:

“MySpace, which is expected to constitute 31% of revenues in the third quarter, has conveyed to us its intent to develop its own in-house streaming capabilities. Although MySpace continues to use certain VitalStream services, we expect to experience a significant reduction in revenue from MySpace commencing in the fourth quarter. Our third quarter gross margins were negatively impacted by MySpace-related business, consequently we expect gross margins to increase in the fourth quarter,” continued Mr. Waterman.

Business Outlook:

•	Reaffirms 2006 revenue guidance of $25 million to $27 million
•	Expects 2007 revenue to be in the range of $38 million - $42 million, and 2007 gross margins to be higher than 2006

VitalStream’s expected results of operations for the fourth quarter of 2006 and fiscal 2007 include the impact of expensing stock options resulting from the adoption of Statement of Financial Accounting Standards No. 123R as of January 1, 2006.

“We are reiterating our 2006 guidance and setting a 2007 growth outlook based on the substantial demand for our content delivery and advertising solutions that we are currently experiencing in the marketplace. Our fourth quarter guidance implies that we expect to replace and exceed our lower margin revenues from MySpace with growth from our core content delivery business and growth of our advertising solutions in both North America and Europe. We anticipate reporting higher gross margins moving forward, both from a higher-margin revenue mix and from a reduction in depreciation and amortization as we are replacing certain elements of our network with upgraded systems. We believe that our strategy of reducing our customer concentration, introducing new revenue streams and increasing our geographic reach will allow us to realize our growth and profitability outlook for 2007,” concluded Mr. Waterman.

About VitalStream
VitalStream Holdings, Inc., through its wholly owned subsidiaries, is a global provider of integrated content delivery services that enable businesses to stream digital media to large audiences over the Internet. The company provides solutions, including video and audio streaming, advertising placement, reporting and analysis, live event broadcasting, media asset management, integrated Web hosting and consulting services.

Forward Looking Statements
This news release contains forward-looking statements made by VitalStream in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may include statements addressing future financial and operational results of the company and include the statements regarding third quarter financial results included herein, which are preliminary and are not a complete disclosure of our quarterly financial results.  Our actual third quarter results could differ materially from those anticipated in such forward-looking statements upon completion of the review of our third quarter results by our independent registered public accounting firm. In addition, the following factors, among others, could cause actual results for future periods to differ materially from those described in any forward-looking statements: the risk that the company’s revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for streaming, hosting, advertising and other services; the risks that our existing customers may cease to use or reduce our services and/or may not use our services at the projected rate; uncertainties regarding the outcome of billing or contractual disputes with customers; uncertainties regarding the future demand for our products and services generally despite our recent infrastructure investments, expansion into other markets, product enhancements and expansion of our sales force; our new advertising product offerings are new and evolving and may not predictably be accepted by the intended market of customers, advertisers and end-users; we may be unable to keep up with evolving industry standards and changing user needs;  the risk that we may experience technical, network, power supply or security problems that injure our business or increase our operating costs; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in “Risk Factors” and elsewhere in the Annual Report on Form 10-K of VitalStream Holdings, Inc., as supplemented by the Current Report on Form 8-K filed on September 13, 2006, and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of, VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. All other names or marks are the property of their respective owners.

Investor Relations Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group
415-217-7722
alex@blueshirtgroup.com or jennifer@blueshirtgroup.com